UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2011
BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34224 (Commission File Number)	75-2692967 (IRS Employer Identification No.)

6300 Bridge Point Parkway, Building 2, Suite 500 Austin, Texas 78730 (Address of principal executive offices)	78730 (Zip Code)
Registrant’s telephone number, including area code: (512) 427-3300
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
     On October 17, 2011, Brigham Exploration Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Statoil ASA, a public limited liability company organized under the laws of the Kingdom of Norway (“Parent”), and Fargo Acquisition Inc., a Delaware corporation (“Merger Sub”) and an indirect wholly owned subsidiary of Parent, pursuant to which Merger Sub will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for $36.50 per Share, net to the stockholders in cash (the “Offer Price”), without interest.
     The Merger Agreement also provides that following consummation of the Offer and satisfaction or waiver of certain customary conditions, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Upon completion of the Merger, each untendered Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by (i) Parent, Merger Sub, the Company or their respective wholly owned subsidiaries and (ii) stockholders of the Company who properly demand appraisal in connection with the Merger under the Delaware General Corporation Law (the “DGCL”)) will be converted into the right to receive cash consideration equal to the Offer Price.
     If Merger Sub holds 90% or more of the outstanding Shares following the consummation of the Offer (the “Short-Form Threshold”), the parties will effect the Merger as a short-form merger under the DGCL without the need for approval by the Company’s stockholders. In addition, subject to the terms of the Merger Agreement and applicable law, the Company has granted Merger Sub an irrevocable option (the “Top-Up Option”), exercisable after consummation of the Offer, to purchase from the Company that number of Shares as would be necessary for Parent and Merger Sub to own 100 Shares more than the Short-Form Threshold. If the Offer is consummated but the Short-Form Threshold is not attained, the Company, Parent and Merger Sub will effect the Merger following stockholder approval, pursuant to a special stockholders’ meeting. Merger Sub will vote all Shares it acquires pursuant to the Offer in favor of the adoption of the Merger Agreement, thereby assuring approval.
     Consummation of the Offer is subject to several conditions, including: (i) that a number of Shares that, together with any Shares already owned by Parent and Merger Sub, represents a majority of the Shares outstanding (on a fully diluted basis) be validly tendered and not properly withdrawn prior to the expiration date of the Offer (as such expiration date may be extended pursuant to the Merger Agreement); (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of a material adverse effect on the Company; and (iv) certain other customary conditions. The Offer is not subject to a financing condition.
     The Company has made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, public disclosures and other matters. The Company has agreed not to solicit, initiate, knowingly facilitate or knowingly encourage, or conduct or engage in discussions or negotiations with third parties seeking to make any alternative proposals for the acquisition of the Company. However, subject to the satisfaction of certain conditions and following receipt of an unsolicited proposal or the occurrence of certain intervening events, the Company and its board of directors, as applicable, would be permitted to take certain actions, which may, as more fully described in the Merger Agreement, include terminating the Merger Agreement or changing the board of directors’ recommendation, if the board of directors has concluded in good faith after consultation with its advisors that failure to do so would be inconsistent with the directors’ fiduciary duties.
     The Merger Agreement contains certain termination rights of Parent and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company would be required to pay Parent a termination fee of approximately $136.6 million.
     The board of directors of the Company has resolved to recommend that stockholders of the Company tender their Shares into the Offer and, if necessary, vote to adopt the Merger Agreement.
     The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement. Factual disclosures about Parent, Merger Sub or the Company or any of their respective affiliates contained in this Current Report on Form 8-K or in their respective public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), as applicable, may supplement, update or modify the factual disclosures about Parent, Merger Sub and the Company or any of their respective affiliates contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by Parent, Merger Sub and the Company were qualified and subject to important limitations agreed to by Parent, Merger Sub and the Company in connection with negotiating the terms of the Merger Agreement. In particular, the representations and warranties contained in the Merger Agreement and described in this summary were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Offer or the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Current Report on Form 8-K, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Current Report on Form 8-K.

Tender and Voting Agreement
     In connection with the parties’ entry into the Merger Agreement, all of the directors and executive officers of the Company (the “Stockholder Parties”) entered into a Tender and Voting Agreement with Parent and Merger Sub (the “Tender and Voting Agreement”) pursuant to which they have agreed, among other things, to tender their Shares into the Offer and, if required by applicable law, to vote their Shares in favor of adopting the Merger Agreement. The Stockholder Parties have agreed to comply with certain restrictions on the disposition of such Shares, subject to the terms and conditions contained in the Tender and Voting Agreement. Pursuant to its terms, the Tender and Voting Agreement will terminate upon, among other things, the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time (as defined in the Merger Agreement) of the Merger, and (iii) the termination or expiration of the Offer, without the tendered and not withdrawn Shares being accepted for payment under the Merger Agreement.
     The foregoing description of the Tender and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender and Voting Agreement, which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.
Employment and Consulting Agreements
     The Company entered into Employment and Consulting Agreements (each, a “Consulting Agreement”) with each of Ben M. Brigham (“B. Brigham”), Eugene B. Shepherd, Jr., and David T. Brigham (“D. Brigham”) contemporaneously with the execution of the Merger Agreement. The Consulting Agreements are to be effective at the initial time Parent accepts for payment Shares validly tendered and not withdrawn pursuant to the terms and conditions of the Offer (such time of acceptance, the “Acceptance Time”).
     Under B. Brigham’s Consulting Agreement, from the Acceptance Time until the earlier of (i) 60 days after the Acceptance Time, (ii) such date that the Company notifies B. Brigham in writing that his employment is terminated, or (iii) B. Brigham’s death (the earlier of (i), (ii) and (iii) being referred to as the “B. Brigham Employment Termination Date”), B. Brigham is entitled to receive (a) base salary at a rate no less than the rate in effect as of immediately prior to the Acceptance Time and (b) a 2011 bonus equivalent to 80% of B. Brigham’s base annual salary in effect as of immediately before the Acceptance Time, prorated through the B. Brigham Employment Termination Date if such date occurs before December 31, 2011, which bonus is in lieu of any 2011 annual bonus B. Brigham would otherwise be eligible to receive under his existing Employment Agreement with the Company effective as of May 14, 1997, as amended (his existing “Employment Agreement”). Provided that B. Brigham has not voluntarily terminated his employment before the B. Brigham Employment Termination Date, he will also be entitled to receive a retention bonus of $650,000, less legally required withholdings, in a cash lump sum payable within three business days after the B. Brigham Employment Termination Date. This retention bonus is in addition to amounts B. Brigham may be entitled to receive under his existing Employment Agreement. The description of the severance benefits to which B. Brigham is entitled under his existing Employment Agreement set forth in the Company’s proxy statement for its 2011 annual meeting is incorporated herein by reference and filed herewith as Exhibit 99.2.

B. Brigham’s existing Employment Agreement will terminate on the B. Brigham Employment Termination Date, except that the Company’s obligation to pay severance benefits to B. Brigham, and B. Brigham’s confidentiality covenants thereunder, will continue notwithstanding the termination of the agreement.
     B. Brigham’s Consulting Agreement also provides that for the 90-day period beginning on the B. Brigham Employment Termination Date (which period may be extended at the option of the Company for an additional 90 days), B. Brigham will provide transition and consulting services to the Company. The Company and B. Brigham anticipate that B. Brigham will devote no more than the equivalent of eight hours per week to the provision of consulting services. B. Brigham will be entitled to receive a consulting fee equal to $90,000 payable in three equal monthly installments for his services under the Consulting Agreement, and if the Company elects to extend the Consulting Agreement with B. Brigham, an additional consulting fee equal to $90,000 payable in three equal monthly installments. The Company can terminate the Consulting Agreement with or without cause, and B. Brigham can terminate the Consulting Agreement upon a material breach by the Company. Except in the case of a termination by the Company for cause, the Company must pay B. Brigham the full amount of any unpaid portion of the applicable consulting fee within 10 days after the date of termination. B. Brigham’s Consulting Agreement also contains confidentiality requirements as well as a covenant that B. Brigham will not engage in certain activities in competition with the Company within certain areas for one year following the B. Brigham Employment Termination Date. This non-competition covenant supersedes the non-competition covenant in B. Brigham’s Employment Agreement.
     Under the Consulting Agreements entered into with Mr. Shepherd and D. Brigham (each a “Consultant”), from the Acceptance Time until the earlier of (i) 60 days after the Acceptance Time, (ii) such date that the Company notifies the Consultant in writing that his employment is terminated, or (iii) the Consultant’s death (the earlier of (i), (ii) and (iii) being referred to as the “Consultant Employment Termination Date”), the Consultant is entitled to receive (a) base salary at a rate no less than the rate in effect immediately prior to the Acceptance Time and (b) a 2011 bonus equivalent to 80% of the Consultant’s “gross salary” (as that term is defined in the Company’s 2011 Performance Bonus Plan) in effect immediately before the Acceptance Time, prorated through the Consultant Employment Termination Date if such date occurs before December 31, 2011 (which bonus is in lieu of the bonus the Consultant would otherwise be eligible to receive under the Company’s 2011 Performance Bonus Plan if he remained employed by the Company at the time such bonus is paid). Provided that the Consultant has not voluntarily terminated his employment before the Consultant Employment Termination Date, he will also be entitled to receive a retention bonus in the amount of $650,000 for Mr. Shepherd and $575,000 for D. Brigham, payable in a lump sum cash payment within three business days after the Consultant Employment Termination Date. This retention bonus is in addition to amounts each Consultant may be entitled to receive under his existing Change of Control Agreement with the Company (each, an existing “Change of Control Agreement”), which agreements, except as modified by the Consulting Agreements, continue in full force and effect and will survive the termination of the Consulting Agreements regardless of the reason for such termination.
     Each Consulting Agreement also provides that for the 90-day period beginning on the Consultant Employment Termination Date (which period may be extended at the option of the Company for an additional 90 days), the Consultant will provide transition and consulting services to the Company. The Company and the Consultant anticipate that the Consultant will devote no more than the equivalent of eight hours per week to the provision of consulting services. The Consultant will be entitled to receive a consulting fee equal to $90,000 payable in three equal installments for his services under the Consulting Agreement, and if the Company elects to extend the Consulting Agreement with the Consultant, an additional consulting fee equal to $90,000 payable in three equal monthly installments. The Company can terminate the Consulting Agreement with or without cause, and the Consultant can terminate the Consulting Agreement upon a material breach by the Company. Except in the case of a termination by the Company for cause, the Company must pay the Consultant the full amount of any unpaid portion of the applicable consulting fee within 10 days after the date of termination. Each Consultant’s Consulting Agreement also contains confidentiality requirements as well as a covenant that the Consultant will not engage in certain activities in competition with the Company within certain areas for one year following the Consultant Employment Termination Date. This non-competition covenant supersedes the non-competition covenant in each Consultant’s existing Confidentiality and Non-Competition Agreement. The description of the severance benefits to which the Consultants are entitled under their existing Change of Control Agreements set forth in the Company’s proxy statement for its 2011 annual meeting is incorporated herein by reference and filed herewith as Exhibit 99.2.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information set forth in Item 1.01 under the heading “Employment and Consulting Agreements” is incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
     The Company issued a press release on October 17, 2011 regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, should not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as may be expressly set forth by specific reference in such filing.
Item 8.01. Other Items.
Additional Information
     The Offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, (i) a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by Parent and Merger Sub with the Securities and Exchange Commission (the “SEC”), and (ii) a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed by the Company with the SEC. The offer to purchase shares of the Company common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. INVESTORS AND SECURITIES HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these statements (when available) and other public documents filed with the SEC at the website maintained by the SEC at www.sec.gov.
Forward-Looking Statements
     Except for the historical information contained herein, the matters discussed or incorporated by reference in this report are forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in or implied by the forward-looking statements include early initial production rates which decline steeply over the early life of wells, particularly our Williston Basin horizontal wells for which we estimate the average monthly production rates may decline by approximately 70% in the first twelve months of production, our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business, competition, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry, fluctuations in crude oil and natural gas prices, general economic conditions, our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the

Company’s filings with the Securities and Exchange Commission from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Reports on Form 10-Q. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. Such forward-looking statements are not guarantees or predictions of future performance, and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, that could cause actual results, performance or achievements of the Company or the Surviving Corporation following completion of the Merger to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements include the ability of the Company, Parent and Merger Sub to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Actual results may differ materially from current expectations because of risks associated with uncertainties as to: the timing of the Offer and the subsequent Merger; uncertainties as to how many of the Shares will be tendered in the Offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; the effects of disruption from the Offer or Merger on the Company’s business; the fact that the announcement and pendency of the Offer and Merger may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that shareholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and other uncertainties pertaining to the business of the Company. Many of these risks and uncertainties relate to factors that are beyond the Company’s ability to control or estimate precisely, and any or all of the Company’s forward-looking statements may turn out to be wrong. The Company cannot give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to unduly rely on these forward-looking statements. Nothing contained herein shall be deemed to be a forecast, projection or estimate of the future financial performance of the Company or the Surviving Corporation following the consummation of the Merger unless otherwise stated. The Company undertakes no duty or obligation to update these forward-looking statements, whether as a result of new information, subsequent events or developments, changes in expectations or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Reference is made to the Exhibit Index hereto, which is incorporated by reference into this Item 9.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: October 21, 2011	By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of October 17, 2011, by and among Statoil ASA, Fargo Acquisition Inc. and Brigham Exploration Company.*

2.2	Tender and Voting Agreement, dated as of October 17, 2011, by and among Statoil ASA, Fargo Acquisition Inc. and the directors and executive officers of Brigham Exploration Company.*

99.1	Press Release issued by Brigham Exploration Company, dated October 17, 2011 (incorporated herein by reference to the Company’s Schedule 14D-9C filed October 17, 2011).

99.2	Excerpt from Brigham Oil Company's proxy statement for its 2011 annual meeting.*
*      Filed herewith.